Exhibit 99.1

Morphic Announces Appointment of Marc Schegerin, MD, as Chief Financial Officer and Chief Operating Officer

WALTHAM, Mass. – April 7, 2020 – Morphic Therapeutic (NASDAQ: MORF), a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, today announced the appointment of Marc Schegerin, MD, as chief financial officer and chief operating officer. Dr. Schegerin was most recently chief financial officer of ArQule and joins Morphic with extensive experience in the biotechnology space spanning clinical and business development, strategy, finance and operations.

“Marc is a veteran industry professional with an accomplished and diverse background in healthcare investment banking, drug development and medicine,” said Praveen Tipirneni, president and chief executive officer of Morphic Therapeutic. “With the appointment of Dr. Schegerin, and the recent hiring of Dr. Peter G. Linde, MD, as chief medical officer, Morphic has strategically expanded its leadership to support the clinical development of our portfolio of small molecule integrin inhibitors and drive long-term value creation from the MInT platform.”

Before joining Morphic, Dr. Schegerin served as chief financial officer, treasurer and head of strategy & communications at ArQule, an oncology-focused drug developer, until its recent acquisition by Merck for $2.7 billion. Prior to this role, Dr. Schegerin served in various senior healthcare investment banking roles at CitiGroup and Bank of America Merrill Lynch. Dr. Schegerin has held industry management roles at Biogen and Sage Therapeutics as a program director responsible for the overall strategy and execution of drug development for a number of candidates after beginning his career in the healthcare group at Goldman Sachs.

“Morphic’s unique approach to developing orally administered, small molecule integrin inhibitors represent a long-awaited advance in the drug development field, potentially opening new indications to integrin modulation and a more accessible modality for patients,” commented Dr. Schegerin. “Integrins are a diverse, near-ubiquitous family of proteins, and a portfolio of integrin-targeting therapies has the potential to transform treatment for many chronic diseases, from autoimmune disorders to cancer. As both a physician and life science executive, I am excited by the possibilities that Morphic’s capabilities provide for both patients and healthcare broadly.”

Marc earned his MD from Dartmouth Medical School and MBA from the Tuck School of Business at Dartmouth. Prior to Dartmouth, he received undergraduate degrees in premedical studies from Harvard University and finance from Tulane University.

About Morphic Therapeutic

Morphic Therapeutic is a biopharmaceutical company developing a new generation of oral integrin therapies for the treatment of serious chronic diseases, including autoimmune, cardiovascular and metabolic diseases, fibrosis and cancer. In collaboration with AbbVie, Janssen, and Schrödinger, Morphic is advancing its pipeline and discovery activities using its proprietary MInT technology platform which leverages the Company’s unique understanding of integrin structure and biology. For more information, visit www.morphictx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to: Morphic’s plan to develop and commercialize oral small-molecule integrin therapeutics; the ability of MORF-057 to treat inflammatory bowel disease; and Morphic’s expectations about timing and ability to obtain regulatory approvals for MORF-057 or any other of its product candidates. Statements including words such as “believe,” “plan,” “continue,” “expect,” “will be,” “develop,” “signal,” “potential,” or “ongoing” and statements in the future tense are forward-looking statements. These forward-looking statements involve risks and uncertainties, as well as assumptions, which, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause Morphic’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Morphic’s ability to develop, obtain regulatory approval for and commercialize MORF-720, MORF-057, and other product candidates, the timing and results of preclinical studies and clinical trials, Morphic’s ability to protect intellectual property; the ongoing COVID-19 pandemic and other risks set forth in our filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof and Morphic specifically disclaims any obligation to update these forward-looking statements or reasons why actual results might differ, whether as a result of new information, future events or otherwise, except as required by law.

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Contacts

Morphic Therapeutic

Chris Erdman

chris.erdman@morphictx.com

617.686.1718

Media Contact

Tom Donovan, Ten Bridge Communications

tom@tenbridgecommunications.com

857.559.3397